                                            Exhibit 99.1

Stronghold Digital Mining Exceeds 1.3 Exahash Per Second of Hash Rate Capacity and Provides Bitcoin Miner Delivery Update

NEW YORK, January 6, 2022 – Stronghold Digital Mining, Inc. (Nasdaq: SDIG) (“Stronghold”, or the “Company”) today announced that it has exceeded 1.3 exahash per second (“EH/s”) of total hash rate capacity with over 14,000 miners received to date, over 8,700 of which were received in the last five weeks. This represents significant growth, as Stronghold previously reported total hash rate capacity of approximately 185 petahash per second (“PH/s”) from approximately 3,000 miners as of September 30, 2021 and approximately 470 PH/s from nearly 6,000 miners as of November 29, 2021.

The Company continues to have active dialogue with all of its Bitcoin miner delivery partners to manage the growth of its Bitcoin mining operations. As previously disclosed, MinerVa Semiconductor Corp. (“MinerVa”) has been delayed in meeting its miner delivery targets under its purchase agreement with Stronghold. To date, MinerVa has delivered over 1,000 miners to Stronghold, with deliveries being made on a weekly basis. Stronghold has been advised by MinerVa to expect all of the remaining miners to be delivered under the existing 15,000-miner purchase agreement by the end of March 2022.

“I am pleased that we were able to hit the targets we communicated in late November, including ending 2021 with at least 1.0 EH/s of total hash rate capacity, as we have been executing on our plans despite delays experienced in miner deliveries since our IPO. As of today, we have exceeded our objective by over 30%,” said Greg Beard, co-chairman and chief executive officer of Stronghold. “We are also proud to announce that we have commenced mining Bitcoin at the Panther Creek Plant, the 80-megawatt reclamation and power generation facility that we acquired on November 2, 2021, and we continue to quickly scale the operation at this plant. We expect the Scrubgrass and Panther Creek plants to support Bitcoin miners with total hash rate capacity exceeding 4.0 EH/s by the end of the second quarter in 2022.”

On December 31, 2021, WhiteHawk Finance LLC (“WhiteHawk”) and Stronghold amended their existing equipment financing agreement to extend the final delivery date of the miners purchased under the MinerVa purchase agreement from December 31, 2021 to on or before April 30, 2022.

About Stronghold Digital Mining, Inc.
Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; our ability to acquire and receive miners on a timely basis or at all; our ability to raise capital to fund business growth; our ability to enter into purchase agreements and acquisitions; our ability to finance our growth; our ability to satisfy the collateral requirements under our finance agreements; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Registration Statement on Form S-1 (File No. 333-258188), filed on October 19, 2021, and any subsequently filed Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor Contact:

Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com